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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 8, 2000
               Date of Report (Date of earliest event reported)


                             QUANTA SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



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
         DELAWARE                         001-13831                   74-2851603
(State or Other Jurisdiction       (Commission File Number)          (IRS Employer
     of Incorporation)                                            Identification Number)

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                      1360 POST OAK BOULEVARD, SUITE 2100
                             HOUSTON, TEXAS 77056
              (Address of Principal Executive Office) (Zip Code)



                                (713) 629-7600
             (Registrant's Telephone Number, Including Area Code)
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ITEM 5.  OTHER EVENTS

          On March 8, 2000, the Board of Directors of Quanta Services, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.00001 per share, of the Company (the "Common Stock") and Series A Convertible Preferred Stock, $0.00001 par value per share, of the Company ("Series A Preferred Stock") (on an as converted basis). The dividend is payable at the close of business on March 27, 2000 (the "Record Date") to the stockholders of record as of such time. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.00001 per share, of the Company (the "Series B Preferred Stock") at a price of $230.00 per one one-thousandth of a share of Series B Preferred Stock (the "Purchase Price"); provided, however, that to take into account the 3 for 2 stock dividend payable on April 7, 2000, the Purchase Price shall, on April 7, 2000, automatically and without any notice, certificate or other action by or to the Company, Rights Agent or holders of the Rights, be $153.33. The Purchase Price shall be subject to further adjustments as set forth in the Rights Agreement dated as of March 8, 2000, as the same may be amended from time to time (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"). The Rights Agreement sets forth the terms and conditions relating to the Rights. The Rights will expire on March 8, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in either case as described below.

          The Rights are not exercisable until the "Distribution Date." Under the Rights Agreement, a "Distribution Date" occurs upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock. Except in certain situations, a person or group of affiliated or associated persons becomes an "Acquiring Person" upon acquiring beneficial ownership of 15% or more of the outstanding shares of Common Stock. UtiliCorp United Inc. will not be deemed to be an Acquiring Person unless and until (i) UtiliCorp, or any UtiliCorp affiliate or associate, acquires, or announces its intention to acquire, more than 49.9% of the total number of shares of outstanding Common Stock (on an as converted basis), assuming full conversion of all securities convertible into Common Stock, or
(ii) there is a change in control of UtiliCorp and UtiliCorp then beneficially owns or tenders for 15% or more of the Company's Common Stock. Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock and Series A Preferred Stock certificates outstanding as of the Record Date, by such Common Stock and Series A Preferred Stock certificates together with a copy of this Summary of Rights.

          The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock and Series A Preferred Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock and Series A Preferred Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock or Series A Preferred Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock or Series A Preferred Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock or Series A Preferred Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the

                                      -2-
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Rights ("Right Certificates") will be mailed to holders of record of the Common
Stock and Series A Preferred Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Purchase Price payable, and the number of shares of Series B Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series B Preferred Stock, (ii) upon the grant to holders of the Series B Preferred Stock of certain rights or warrants to subscribe for or purchase Series B Preferred Stock at a price, or securities convertible into Series B Preferred Stock with a conversion price, less than the then-current market price of the Series Preferred Stock, or (iii) upon the distribution to holders of the Series B Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series B Preferred Stock) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock or the Series A Preferred Stock occurring, in any such case, prior to the Distribution Date (other than the 3 for 2 stock dividend payable on April 7, 2000).

          Shares of Series B Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Subject to the rights of senior securities, each share of Series B Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 1000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1000 times the payment made per share of Common Stock, subject to the rights of senior securities.
Each share of Series B Preferred Stock will have 1000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Series B Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

          Because of the nature of the Series B Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series B Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

          In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

          In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

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          At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of beneficial ownership of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock or Series B Preferred Stock (or a series of the Company's preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Series B Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series B Preferred Stock or Common Stock will be issued (other than fractions of Series B Preferred Stock which are integral multiples of one one-thousandth of a share of Series B Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Series B Preferred Stock or the Common Stock.

          At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

          Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to this report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBITS. The following documents are filed as exhibits to this current report.

          4.1 Rights Agreement, dated as of March 8, 2000, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit B thereto the Form of Right Certificate.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 20, 2000                           QUANTA SERVICES, INC.


                                         By:    /s/ Brad Eastman
                                              ------------------
                                               Brad Eastman
                                               General Counsel

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                                 EXHIBIT INDEX

EXHIBIT   DESCRIPTION
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  4.1     Rights Agreement, dated as of March 8, 2000, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit B thereto the Form of Right Certificate.

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